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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive Proxy Statement

     [X] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
                    INFORMATION RESOURCE ENGINEERING, INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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                 [INFORMATION RESOURCE ENGINEERING LETTERHEAD]

                 IMPORTANT MESSAGE FROM YOUR BOARD OF DIRECTORS
                  REGARDING THE ANNUAL MEETING OF STOCKHOLDERS


June 5, 1998


Dear Fellow Stockholder:

                 We have recently mailed to you the 1997 Annual Report of Information Resource Engineering, Inc. and its proxy statement for the 1998 Annual Meeting of Stockholders to be held on July 10, 1998. At the Annual Meeting, Information Resource's stockholders will elect their Board of Directors.

                 Recently, there has been a development that could have a significant impact on the Annual Meeting and on the future of Information Resource Engineering. Your Board of Directors believes you need to be aware of this development and to treat it seriously.

                 A sole dissident stockholder, Mr. Steven N. Bronson, has announced his intention to solicit proxies to elect his own, hand-picked slate of nominees to become the Company's Board of Directors. Your Board of Directors believes that the objective of this dissident stockholder conflicts with the best interests of ALL stockholders of Information Resource.

                 IN ORDER TO MAKE AN INFORMED DECISION, YOUR BOARD OF DIRECTORS URGES YOU NOT TO SIGN THE BLUE PROXY CARD SOLICITED BY THIS LONE DISSIDENT WITHOUT FIRST HAVING RECEIVED AND CAREFULLY CONSIDERED CERTAIN ADDITIONAL INFORMATION TO BE SENT TO YOU BY YOUR BOARD OF DIRECTORS IN THE NEAR FUTURE.

                 IN ADDITION, WE URGE YOU TO SIGN AND DATE THE ENCLOSED WHITE PROXY CARD SOLICITED BY YOUR BOARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE (NO POSTAGE NECESSARY). IF ANY OF YOUR SHARES OF COMMON STOCK ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION, ONLY IT MAY VOTE SUCH SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. ACCORDINGLY, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AS SOON AS POSSIBLE AND INSTRUCT THAT PERSON TO VOTE FOR THE NOMINEES OF THE CURRENT BOARD OF DIRECTORS (AS SET FORTH ON THE WHITE PROXY CARD).
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                 If you have any questions, or require any additional
information concerning this matter, please contact Morrow & Co., Inc. at 909 Third Avenue, New York, New York, or call, toll free, Telephone No. (800) 566-9061.

                 You may rest assured that your Board will continue to act in the best interests of Information Resource Engineering and all its stockholders. Thank you for your continued support.


                                           On behalf of your Board of Directors,

                                           Sincerely,

                                           /s/ ANTHONY A. CAPUTO

                                           Anthony A. Caputo
                                           Chairman of the Board